SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported) May 17, 1999

                                IOS CAPITAL, INC.
             (Exact name of registrant as specified in its charter)




         DELAWARE                   File No. 0-20405            23-2493042
(State or other jurisdiction        (Commission File          (IRS Employer
     of incorporation)                  Number)               Identification
                                                                  Number)


                1738 Bass Road, Macon, Georgia              31210
           (Address of principal executive offices)       (Zip Code)


                                 (912) 471-2300
               Registrant's telephone number, including area code:


                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.  Other Events.


         A press release issued by the Registrant's parent, IKON Office Solutions, Inc. ("IKON"), dated May 17, 1999, regarding certain organizational and management changes within IKON, is attached.

         This Report includes or incorporates by reference information which may constitute forward-looking statements within the meaning of the federal securities laws. Although the Registrant believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking information is based upon management's current plans or expectations and is subject to a number of risks and uncertainties that could significantly affect current plans, anticipated actions and the Registrant's and/or IKON's future financial condition and results. These risks and uncertainties, which apply to both the Registrant and IKON, include, but are not limited to, risks and uncertainties relating to conducting operations in a competitive environment; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in the Registrant's 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements made by or on behalf of the Registrant.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

c.   The following exhibits are furnished in accordance with the provisions of
     Item 601 of Regulation S-K:


(99)     IKON's Press Release dated May 17, 1999

                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           IOS CAPITAL, INC.



                                           By:  /s/ Harry Kozee
                                                Harry Kozee
                                                Vice President - Finance





Dated:  May 17, 1999